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                                                                      Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

Name                                                             Jurisdiction of Incorporation
----                                                             -----------------------------
Aironet Canada Inc.                                                    Ontario, Canada
Aironet Canada Limited                                                 Ontario, Canada
Aironet S.A.                                                           Belgium
Aironet International Limited                                          United Kingdom
Aironet Wireless Communications, Inc.                                  Delaware
Meta Holding Corporation                                               Delaware
Metanetics Corporation                                                 Delaware
N.V. Telxon Belgium S.A.                                               Belgium
PenRight! Corporation                                                  Delaware
Productos y Sevicios de Telxon, S.A. de C.V.                           Mexico
PTC Airco, Inc.                                                        Delaware
Teletransaction, Inc.                                                  Delaware
Telxon Australia Pty., Ltd.                                            Australia
Telxon Canada Corporation Ltd.                                         Ontario, Canada
Telxon Corporation Systems Espana, S.A.                                Spain
Telxon Data Systems A.G.                                               Switzerland
Telxon France S.A.                                                     France
Telxon Foreign Sales Corporation                                       U.S. Virgin Islands
Telxon International Procurement Services, Inc.                        Delaware
Telxon Italia S.r.l.                                                   Italy
Telxon Japan Ltd.                                                      Japan
Telxon Limited                                                         United Kingdom
Telxon mde GMBH                                                        Germany
Telxon Products, Inc.                                                  Delaware
Telxon Trading Co., Inc.                                               Delaware
The Retail Technology Group, Inc.                                      Delaware
TLXITX Corporation                                                     Washington
Virtual Vision, Inc.                                                   Delaware
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